              OURPET'S COMPANY AND SUBSIDIARIES                             Exhibit 11
 -----------------------------------------------------------  --------------------------------------
      STATEMENT OF COMPUTATION OF NET (LOSS) PER SHARE
 -----------------------------------------------------------
 For the years ended December 31, 2000 and December 31, 1999
 -----------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                               2000                    1999
------------------------------------------------------------------------------------===============================================
===================================================================================================================================
     Income (loss) from continuing operations                                               $    31,671           $  (373,907)
-----------------------------------------------------------------------------------------------------------------------------------

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     Preferred Stock dividend requirements                                                      100,000                16,712
------------------------------------------------------------------------------------===============================================

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     Loss from continuing operations attributable to common stockholders                    $   (68,329)          $  (390,619)
------------------------------------------------------------------------------------===============================================

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     Weighted average number of common shares outstanding                                    10,510,944            10,263,659
------------------------------------------------------------------------------------===============================================

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     Loss per common share from continuing operations                                       $     (0.01)          $     (0.04)
------------------------------------------------------------------------------------===============================================

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     Loss from operations of discontinued subsidiary                                        $   (55,138)          $  (359,473)
------------------------------------------------------------------------------------===============================================

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     Loss per common share from operations of discontinued subsidiary                       $     (0.00)          $     (0.04)
------------------------------------------------------------------------------------===============================================

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     Loss on disposition of discontinued subsidiary                                         $  (121,377)          $        --
------------------------------------------------------------------------------------===============================================

-----------------------------------------------------------------------------------------------------------------------------------
     Loss per common share from disposition of discontinued subsidiary                      $     (0.01)          $        --
------------------------------------------------------------------------------------===============================================

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     Loss before extraordinary item                                                         $  (144,844)          $  (733,380)
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
     Preferred Stock dividend requirements                                                      100,000                16,712
------------------------------------------------------------------------------------===============================================

-----------------------------------------------------------------------------------------------------------------------------------
     Loss before extraordinary item attributable to common stockholders                     $  (244,844)          $  (750,092)
------------------------------------------------------------------------------------===============================================

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     Loss per common share before extraordinary item                                        $     (0.02)          $     (0.08)
------------------------------------------------------------------------------------===============================================

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     Extraordinary item                                                                     $        --           $   390,667
------------------------------------------------------------------------------------===============================================

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     Gain per common share from extraordinary item                                          $        --           $      0.04
------------------------------------------------------------------------------------===============================================

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     Net loss                                                                               $  (144,844)          $  (342,713)
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
     Preferred Stock dividend requirements                                                      100,000                16,712
------------------------------------------------------------------------------------===============================================

-----------------------------------------------------------------------------------------------------------------------------------
     Net loss attributable to common stockholders                                           $  (244,844)          $  (359,425)
------------------------------------------------------------------------------------===============================================

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     Net loss per common share                                                              $     (0.02)          $     (0.04)
------------------------------------------------------------------------------------===============================================

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===================================================================================================================================